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                                                                   EXHIBIT 10.58

                                     FORM OF
                        EXECUTIVE PARTICIPATION AGREEMENT
                     TO THE SOURCE INTERLINK COMPANIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS EXECUTIVE PARTICIPATION AGREEMENT to the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Participation Agreement") is entered into effective the __st day of ______, 20___ by and between SOURCE INTERLINK COMPANIES, INC. (hereinafter referred to as the "Corporation") and _________ (hereinafter referred to as the "Executive"), or hereinafter collectively referred to as "the Parties".

WITNESSETH:

WHEREAS, Executive has given faithful service to the Corporation and is a valued employee of the Corporation and the Corporation desires to encourage the Executive to remain an employee of the Corporation;

WHEREAS, the Corporation has established the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective March 1, 2005, in which said Plan is incorporated herein and made an integral part of this Participation Agreement, to provide Executives with benefits upon their retirement;

WHEREAS, the basic terms and conditions of the Plan were reviewed and approved by the a majority of the members of the Compensation Committee of the Board of Directors of the Corporation and the Committee duly adopted the Plan by written consent in lieu of a meeting dated February 28, 2005;

WHEREAS, the Board of Directors believes it is in the best interest of the Corporation to enter into this Participation Agreement to assure the Executive's continuing service to the Corporation and to ensure that the retirement benefit expectations of the Executive will be satisfied and are competitive with those of other corporations;

WHEREAS, in order to accomplish all of the above objectives, the Board of Directors has authorized the Corporation to enter into this Participation Agreement; and

WHEREAS, Executive has accepted the invitation of the Corporation to participate in the Plan commencing on the effective date of this Participation Agreement, as evidenced by the Executive's execution of this Participation Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

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1. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Source Interlink Companies, Inc.
Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan"), effective March 1, 2005, was approved by a majority of the members of the Compensation Committeeof the Board of Directors of the Corporation by written consent in lieu of a meeting dated February 28, 2005. The basic terms and conditions of the Plan are an integral part of this Participation Agreement and are hereby incorporated into this Participation Agreement and made a part of this Participation Agreement. Any and all provisions of the Plan shall govern and be relied upon in relation to this Participation Agreement.

2. CERTAIN DEFINITIONS. As used in this Agreement, the term "Year of Service" means each Year (up to a maximum of 15 Years), commencing on _______, 20___, during which the Executive is actively and continuously employed by the Corporation on a full-time basis (up to age 65). All other capitalized terms used within this Participation Agreement shall have the meaning as defined and used under the Plan.

3. NORMAL RETIREMENT BENEFIT.

(a) Upon the Executive's Normal Retirement Date, the Corporation agrees to pay to the Executive a monthly Normal Retirement Benefit for the Executive's lifetime as determined in accordance with the benefit formula set forth below. The amount of such monthly Normal Retirement Benefit will be determined by using the following formula:

     (i)  25% of AATYB after five (5) Years of Service;

     (ii) 50% of AATYB after ten (10) Years of Service; or

     (iii) 75% of AATYB after fifteen (15) Years of Service.

(b) The maximum payout to the Executive is equal to 75% of AATYB.

(c) If the Executive elects to delay receipt of retirement benefit payments until after the age of 65, at such time the Executive elects to commence retirement benefit payments after the age 65, the Corporation shall pay the Executive a monthly retirement benefit for the Executive's lifetime calculated on a present value basis as actuarially discounted at the Plan discount rate of 6.25% or the then current One Year Treasury Rate, whichever is higher.

4. EARLY RETIREMENT BENEFIT. At any time after the Executive reaches age 55 and has been an Executive of the Plan for a minimum of five (5) full Years, the Executive may retire or resign and choose to either:

     (a) Delay payments until age 65, at which time the Executive would receive the full current benefit amount at the time of Resignation as calculated payable for the remainder of the Executive's life at the formula level starting at age 65; or

     (b) Begin receiving payments immediately at the time of Resignation which amounts would be actuarially discounted on the present value basis as provided herein and payable for the


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remainder of the Executive's life at that reduced level beginning immediately upon retirement or Resignation. If the Executive elects to receive benefits immediately, the Corporation shall pay the Executive a monthly Early Retirement Benefit for the Executive's lifetime calculated on a present value basis as actuarially discounted at the Plan discount rate of 6.25% or the then current One Year Treasury Rate, whichever is higher.

5. TERMINATION BENEFIT.

(a) Upon Termination for Cause of the Employment of the Executive, no benefit shall be payable to the Executive.

(b) Upon the Executive's Termination of Employment by the Corporation before Normal Retirement or Early Retirement for reasons other than for cause, death or Disability, the Corporation shall pay to the Executive, commencing at age 65, a retirement benefit as calculated under Section 3 above, but with the following adjustments:

     (i)  5% of AATYB payable at age 65 after one (1) Year of Service;

     (ii) 10% of AATYB payable at age 65 after two (2) Years of Service;

     (iii) 15% of AATYB payable at age 65 after three (3) Years of Service; or

     (iv) 20% of AATYB payable at age 65 after four (4) Years of Service.

6. RESIGNATION BENEFIT. Upon Resignation of the Executive, the Corporation shall pay to the Executive, commencing at Normal Retirement Age, a retirement benefit which shall be calculated in accordance with Section 3 of this Participation Agreement. No benefit shall be payable to the Executive if he has less than five
(5) Years of Service from the Entry Date. No benefit shall be payable to the Executive if he has not attained age 55 at the time of the Executive's Resignation.

7. DISABILITY. If the Executive is determined to be under a Disability, he shall receive benefits under the Plan in accordance with Section 5(b) of this Participation Agreement.

8. CHANGE OF CONTROL. In the event of a Change of Control while the Plan and this Participation Agreement remain in effect, there shall be no acceleration of retirement benefits or any other additional benefits. At any time before the first anniversary of the Change of Control the Executive's employment is terminated for reasons other than for cause, death or Disability, the Corporation shall pay to the Executive a benefit under the Plan in accordance with Section 5(b) of this Participation Agreement.

9. RESTRICTION AND NON-COMPETITION. For so long as the Executive shall have a right to receive or is receiving benefits under the Plan, Executive agrees to continue to observe all provisions under the Executive's Employment Agreement relating to restrictions on the Executive's competitive activities without regard to any time limit on the restrictions.


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10. SOURCE OF PAYMENTS. Executive and any other person or persons having or claiming a right to payments hereunder or to any interest in this Participation Agreement or under the Plan shall rely solely on the unsecured promise of Corporation set forth herein and under the Plan, and nothing in this Participation Agreement or the Plan shall be construed to give the Executive or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by Corporation or in which it may have any right, title or interest now or in the future, but the Executive shall have the right to enforce his claim against the Corporation in the same manner as any unsecured creditor.

11. AMENDMENT. This Agreement may be amended at any time or from time to time by written agreement of the Parties.

12. ASSIGNMENT. Neither the Executive nor any other person entitled to payments under this Participation Agreement or the Plan shall have power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of such payments, nor shall such payments be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

13. BINDING EFFECT. This Participation Agreement, along with the terms and conditions of the Plan which is an integral part of this Participation Agreement, shall be binding upon the Parties hereto, their heirs, executors, administrators, successors and assigns.

14. ENTIRE AGREEMENT. The rights and duties as outlined in this Participation Agreement and the Plan shall represent the entire agreement between the Executive and the Corporation as to any retirement benefit which the Executive may become eligible for under this Participation Agreement and the Plan.


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     IN WITNESS WHEREOF, the Parties hereto have executed this Participation
Agreement as of the date first above written.

                                        SOURCE INTERLINK COMPANIES, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                        Title

                                        EXECUTIVE


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     To record the approval of the foregoing Agreement by the members of the
Compensation Committee of the Board of Directors of the Corporation, the chairman of such Committee has hereunto set his hand and seal.


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Chairman
Compensation Committee


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